Exhibit 99.2

KRAFT HEINZ ANNOUNCES AGREEMENT TO SELL ITS NUTS BUSINESS TO HORMEL FOODS

Transaction Expected to Close in First Half of 2021, Subject to Regulatory Approvals

PITTSBURGH & CHICAGO – February 11, 2021 – The Kraft Heinz Company (“Kraft Heinz” or the “Company”) announced today that it has entered into a definitive agreement to sell its nuts business to Hormel Foods Corporation in a cash transaction for $3.35 billion. The proposed transaction is expected to close in the first half of 2021, subject to regulatory review and approval.

The transaction includes most products sold under the Planters brand, including single variety and mixed nuts, trail mix, Nut-rition products, Cheez Balls, and Cheez Curls, as well as Corn Nuts branded products. The transaction also includes global intellectual property rights to the Planters brand, subject to existing third-party licenses in certain international jurisdictions, and to the Corn Nuts brand.

“This is another momentous step in our rapid transformation of Kraft Heinz,” said Kraft Heinz CEO Miguel Patricio. “It will enable us to sharpen our focus on areas with greater growth prospects and competitive advantage for our powerhouse brands. Within our Real Food Snacking platform, this means more aggressively driving real fuel for kids through Lunchables and real meal alternatives like P3.”

As part of the Kraft Heinz operating model, consumer-driven platforms and platform roles help to focus its efforts within each geographic segment. Kraft Heinz prioritizes growth areas and takes strategic actions where appropriate.

“This is a great example of using agile portfolio management to improve our growth trajectory,” said Kraft Heinz CFO Paulo Basilio. “As we move forward, we plan to continue deleveraging as we explore accretive investments to accelerate our strategy.”

The business being sold contributed approximately $1.1 billion to Kraft Heinz’s net sales for fiscal year 2020, primarily in the U.S. segment.

Under the terms of the agreement, Kraft Heinz will sell its Corn Nuts production facility in Fresno, Calif., and Planters production facilities in Fort Smith, Ark., and Suffolk, Va. These facilities and their employees will continue to operate in ordinary course.

Perella Weinberg Partners served as the exclusive financial advisor to Kraft Heinz for this transaction, while Gibson, Dunn & Crutcher LLP served as its legal advisor.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let's Make Life Delicious. Consumers are at the center of everything we do. With 2020 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we're dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “believe,” “expect,” “intend,” “focus,” “plan,” “improve,” “build,” “grow,” “will,” “accrete,” “enhance,” “create,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the assets included in the proposed sale, that the sale is subject to customary closing conditions including regulatory clearances, the anticipated number of affected employees, the timing of closing, expected benefits of the proposed sale, impacts of the proposed sale on the Company’s business, financial results, opportunities, and future plans, and other statements that are not historical facts, each of which is based on the Company’s current beliefs, expectations, estimates, and projections. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control, which could cause actual results to differ materially from those indicated in the forward-looking statements. Those factors include, but are not limited to, the timing of or failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the sale, the Company’s ability to achieve intended benefits of the sale, the expected costs of the transaction, the success of business transitions, and the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:
Michael Mullen (media)
Michael.Mullen@kraftheinz.com

Christopher Jakubik, CFA (investors)
ir@kraftheinz.com

2